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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of AMH Holdings, Inc. of our report dated February 14, 2003 relating to the consolidated financial statements of Gentek Holdings, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Cleveland, Ohio
September 17, 2004